PURCHASE PAYMENT AGREEMENT

     This PURCHASE PAYMENT AGREEMENT '(this "Agreement") is entered into this day of September 8th, 1999, by and between Worldwide Energy, Inc. a Oklahoma Corporation with its principal offices located at 3169 Bet Air Dr., Las Vegas Country Club, Las Vegas, Nevada 89109("Seller") and World-Link Capital LLG a Nevada Limited Liability Company, with its principal offices located at 3240 Cameron St, Suite A, Las Vegas Nevada 89102("Purchaser"). Purchaser and Seller are sometimes referred to herein individually as a. "Party" and collectively as the "Patties."

                            RECITALS

     Whereas, Harold Van [loose ("Mr. Van Hoose") a resident of Nevada, Whose address is the same as that of Purchaser executed a Asset Purchase Agreement ("Acquisition Asset Agreement") dated September 8th 1999, with Worldwide Energy, Inc. ("WWEN") under which World-Link Capital LLC, has agreed to purchase coal Leases issued by the State of Utah, Trust Lands Administration owned by Seller, as Follows: ML43952, and ML45963 (the "Acquisition
Assets"); Coal Leases (more fully described in Exhibit "A" hereto, hereinafter the "Acquisition Assets") 1-1rom, Worldwide Energy for a total payment of two hundred million dollars ($200,000,000); and

     Whereas, Purchaser has requested Seller loan. to Purchaser the unpaid balance of the purchase price for the Acquisition Assets, as partial consideration for such. loan, Has agreed to grant the, Seller an option to acquire 25% Equity of World-Link Capital, LLC. (Hereinafter the "Project") and

     Whereas, Purchaser is also prepared to give Seller a security interest pursuant to the Security Agreement attached hereto as Exhibit B and, a. First lien. on the State of Utah, Trust Lands Administration Coal leases numbers: ML43955, ML43952 and ML45963; and

     Now, therefore, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

         Article 1. Definitions; Rules of Interpretation

     1.1Definitions

         For purposes of (his Agreement, capitalized tern-is used but not otherwise defined herein, shall. have the meaning set forth below.

         "Base Rate" means the interest rate on outstanding amounts of principal under the Loan which rate shall equal twelve percent (8%) per annum

         "Default Rate" has the meaning set out in Section
         2.2(b),

         "Event of Default" has the meaning set out in Section
         9.1 hereof,

          "Governmental Authority" shall mean any nation, state, sovereign, or government, any federal, regional, state, local of political Subdivision and any entity, including, any court, exercising executive, legislative, judicial, regulatory or administrative -functions of, or pertaining to government, including the judiciary.

          "Indebtedness" shall mean any obligation (whether present or future, actual or contingent, secured or unsecured, as Principal or Surety or otherwise.) of Purchaser for the payment or repayment of money, and. includes title transfer, hire purchase or similar arrangements having the effect of indebtedness.

          "Lien" shall mean any security interest, hypothecation, assignment, deposit arrangement, encumbrance, HCD (Statutory or other), or preference, priority or other Security agreement of any kind or nature w1tatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as arty of the foregoing and the filing of' any financing statement or similar instrument.

          "Loan....  shall  mean  the  unpaid  balance   of   the
purchase price of the Acquisition Asset from. Seller to Purchaser in the aggregate principal amount of one hundred million dollars
($100,000,000).

          "Loan Repayment Date" (i) Two (2) years from date first written above in two (2) installment as follows: 1st payment of seventy five million dollars ($75,000,000) one (1) year from closing Escrow of the [Permitted Sale] of Acquisition Assets (ii) 2nd payment of twenty five million dollars due two
(2) years from date first written above from close of' [Permitted Sale] purchase of Acquisition Asset escrow as acquired by Purchaser.

          "Permitted  Sale"  means State  of  Utah,  Trust  Lands
Administration Coal Leases numbers ML43955, ML43952, and ML45963;
the Acquisition Assets as acquired by Purchaser.

         "Project".  Means the total World-Link Capital  LL.C.  A
Nevada Limited Liability Company, in the United States, Venezuela and Mexico.

     1.2   Rules of Interpretation

         (a) Words importing the Singular shall include the plural and vice versa; words importing one gender shall include all genders.

         (b) The words "hereof," "herein," "hereunder" and words of similar import when used in. this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all. references to sections or articles shall -be references to sections or articles, as the case may be, of this Agreement unless otherwise expressly specified.

         (c) The word "including" shall not be construed as, nor shall it take effect as, limiting the generality of the foregoing.

               Article 2. Amount and Terms of Loan

     2.1  Loan

          (a)Loan Commitment (Balance of Purchase Price)

              Seller hereby irrevocably commits, subject to the fulfillment of the terms and conditions set forth in this Agreement, to accept in installment payments the unpaid balance in the principal amount of one hundred million dollars ($100,000,000) upon satisfaction of the conditions to tending set out herein. The obligation of Purchaser to repay the Loan shall be evidenced by this Agreement and by promissory note executed by Purchaser, substantially in the form. attached hereto as Exhibit D.

          (b) Termination of Loan Commitment

              The foregoing Loan commitment shall terminate if the conditions precedent to funding of the Initial Loan set out in Section 5. 1. have not been satisfied by November 1, 1999, unless Seller extends such deadline in writing. Following the expiration of the Loan commitment, Seller shall have no obligation to make the Loan to Purchaser hereunder,

     2.2      Interest

          (a) Base Rate

              Interest shall accrue on the aggregate outstanding and unpaid principal balance of each Loan installment from the date on which such loan installment is drawn. until the loan. Repayment Date at a rate per annum equal to twelve Percent (8%).

         (b) Default Rate

              Any amounts not paid when due hereunder, after demand is made therefor, shall bear interest at a Default Rate equal to fourteen percent (10%) per annum.

          (c) Computation of Interest

              Interest shall be Computed on the basis of a three hundred sixty-- (360) day year and the actual number of' days elapsed. All accrued and unpaid interest shall be due and payable on the Loan Repayment Date.

     2.3      Payments

          (a) Repayment Dates

              The Purchaser shall pay to the Seller in two installments the entire principal of the Loan plus all accrued and unpaid interest thereon, on the Loan Repayment Dates.

     2.4 Optional Prepayment

         Notwithstanding anything contained herein. to the contrary, the Purchaser may prepay the Loan in their entirety at any time without premium or penalty; provided, however, that Purchaser shall give Seller notice of any such prepayment, and Seller shall remain entitled to (i) 25% share in the proceeds of any subsequent re-sale of the Project, (including any resale which occurs within five years of the date of prepayment) and (ii.) exercise the Purchase Option set out in Section M. All prepayments made hereunder shall include payments of interest on the amount prepaid to and including the date of prepayment.

     2.5 Payment Procedures

         All payments of principal and interest to be made by Purchaser to Seller hereunder shall be payable in immediately available funds at such. location and to such account as may be designated by the Seller in. writing from time to time without deduction, set off, or counterclaim, not later than. 2:00 p.m. pacific time on the date on which such payment shall become due. If any day on which a payment is to be made hereunder is riot a. business day, then such payment shall be made on. the next business day. Any and all payments to be made under this Agreement shall be payable by federal funds, batik wire transfer to Seller, or by certified batik or cashier's check.

     2.6 Payments Free and Clear of Taxes

         (a) All payments on the principal of, and interest on, the Loan payable under this Agreement by Purchaser to Seller shall be free and clear of, and Without reduction by reduction of any and all present and Future income, stamp and other taxes and levies, imposts, deductions, charges, compulsory Loan and withholdings whatsoever imposed, assessed, levied or collected by any Governmental Authority or any political subdivision or taxing authority thereof or therein (other than tax on the general income of Seller), together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, the Loan, the registration, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under, or in respect thereof (hereinafter "Taxes"), all of which will be paid by Purchaser, for its own account, prior to the date on which penalties attach thereto.

         (b) In the event that Purchaser is required by applicable law, decree or regulation. to deduct or withhold. any Taxes from any amounts payable on., tinder, or in respect of this Agreement or the Loan, Purchaser shall pay Seller such additional amounts as may be required, after the deduction or withholding of Taxes, to enable Seller to receive from Purchaser an amount equal to the amount stated to be payable under this Agreement.

         (c) Purchaser shall furnish Seller original tax receipts in respect of any withholding of 'Taxes required tinder this Section within thirty (30) days after the date of each payment of interest which is subject to any Taxes, and Purchaser shall promptly furnish Seller any other information, documents and receipts that Seller, may in its sole discretion from time-to-time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section.

         (d) The obligations of Purchaser Under this Section shall survive the termination of this Agreement and the repayment of the Loan.

   Article 3. Option of Seller to Purchase Acquisition Assets

     3.1  Sellers Option:

         The Purchaser hereby grants irrevocably and commits to the Seller a twenty five per. Cent (25%) Equity interest in the Project (World-Link Capital, LLC. Free and clear with out reduction.

     3.2  Failure of Seller to Exercise Purchase Option for
     Acquisition Assets

         In the event that Seller fails to exercise the Purchase Option on of before March 31, 2002, or within. such extended period as Seller may elect pursuant to Section 31(b), Purchaser shall be obligated to re-pay the Loan in full by the Loan
Repayment Date, subject to Purchaser's right to cure any such default tinder Section 9. 1.

     3.3  Assignment

         Purchaser may not assign all or part of its equity participation option without the express written. approval of Seller.

     3.4Sellers Option to Accept Fee in Lieu of Equity
     Participation

         In the event that Seller chooses not to participate as a twenty five percent (25%) equity owner in the Project pursuant to the provisions of Section 4. 1 or otherwise defaults in payment of its obligations under Section 4. 1, -Purchaser shall be entitled to a fee equal to fifty million dollars ($50,000,000) payable to Seller upon successful Commercial Operation whether or not such project utilizes the Acquisition Assets. For purposes of this Agreement, "Commercial Operation" shall mean the date on which Seller or the Project ownership entity has satisfied any preconditions established by a purchaser of the Project. Upon receipt of the fifty million dollar ($50,000,000) development fee, Seller shall relinquish all rights to participate as an equity owner in the Project or receive any revenues therefrom,

Article 4. Formation of Limited Partnership or Limited Liability
                             Company

     4.1 Formation of Limited Partnership

         Formation of Limited Partnership or Limited Liability
Company in the event Seller exercises option to purchase Twenty
Five Percent (25%) Interest in the Project.

     4.2 In the event that Seller exercises its option

         In the event that Seller exercises its option to purchase a twenty five percent (251%) equity interest in the Project pursuant to the terms of Section 4. 1, the Parties agree to negotiate in good faith the terms of' a limited partnership agreement or limited liability company operating agreement under which Purchaser shall either have a twenty five percent (25%)
limited partnership interest, or a twenty five percent (25%) membership interest (in the case of a limited liability company). In either case, all decisions regarding Project development, financing operations and all other aspects of the Project shall. be determined by simple majority vote (fifty-one percent (51%)), subject also to the right of Seller or an affiliate thereof to serve as managing general partner (in the case of a partnership) or as manager (in the case of a limited liability company). Seller's rights shall be limited to those typically given a limited partner under a limited partnership agreement or minority Member interest in the case of a limited liability company.
Seller shall be responsible for the drafting of any required partnership or operating agreement, which agreement shall be available to Purchaser prior to the exercise of its option to acquire a twenty live percent (25%) equity interest in. the Project. If the Parties cannot reach Mutual agreement on a. partnership or limited liability company operating agreement, as the case may be, Seller shall have the right to elect the development fee set out in Section 4.2.

                 Article 5. Conditions Precedent

     5.1 Initial Loan

         The Initial installment loan is subject to the Purchaser exercising an initial payment of one hundred million dollars ($100,000,000) against the total purchase price of two hundred million dollars ($200,000,000) 'for the purchase of the Acquisition Assets. The Loan shall subject to the down payment mid the Seller shall finance the balance of the purchase price for a period of not more than two (2) years from close of Escrow subject to the satisfaction of the following conditions precedent.

     5.2 Security

         The Security Agreement (in the form attached hereto as Exhibit 13) and all such other agreements, actions and UCC filings (including a Lien search conducted by Seller showing no other outstanding Liens) required to create in favor of Seller a first priority security interest in the Acquisition Assets shall have been entered into and/or accomplished and such security interest shall have been created and perfected.

     5.3 Title

         Seller shall have provided to Escrow copies of all Leases free and clear of any prior security interests, Liens applicable to the Acquisition Assets as well documentation from Seller Containing adequate warranties that Seller has good and clear title to the Acquisition Assets free of liens and security interests,

     5.4 Insurance Binder

         Purchaser shall have delivered to Seller an insurance binder from an insurance company reasonably acceptable to Seller, setting out the coverage's required by Section 7.5 of this Agreement.

     5.5.Satisfaction of Conditions to Initial Loan

         Purchaser shall have satisfied all of the conditions set out in Section 5.1 to funding of the Initial down payment.

     5.6 Execution of Bill of Sale

         Seller shall have executed a bi11 of sale substantially in the form attached as Exhibit "B" to the Acquisition Assets
Sale  Agreement  giving Purchaser good title to  the  Acquisition
Assets, Subject only to the lien in favor of Seller.

            Article 6. Representations and Warranties

The Purchaser represents and warrants to Seller that:

     6.1 Organization and Authorization

          The Purchaser is a Limited Liability Company duty organized, validly existing, and in good standing tinder the laws of the State of Nevada

         The execution, delivery and performance of this Purchase Payment Agreement (i) has been duty authorized by all requisite parties of Limited Liability company, and (ii) will not violate any existing requirement of law or any agreement, certificate, undertaking, commitment, instrument or other document to which the Purchaser or any of its assets may be bound or affected

     6.2 No Proceedings

          There is no legal action, suit, or proceeding in any court or before any Governmental Authority or arbitral tribunal now pending or, to the best knowledge of Purchaser, threatened against Purchaser which would prevent or materially interfere with the fulfillment of Purchaser's obligations hereunder.

     6.3 Due Authorization

          Purchaser has all necessary power, authority and legal right to execute, deliver and perform its obligations tinder this Agreement, and this Agreement will constitute a legal, valid and binding obligation of Purchaser, enforceable against the Purchaser in accordance with its terms.

     6.4 Security

          When executed, delivered, registered, filed and notified as contemplated hereby, the Security Agreement shall create a valid and perfected recorded first priority Lien on the Acquisition Assets, subject to no equal or priority Liens, enforceable against Purchaser, any trustee in bankruptcy (or equivalent) and any attaching creditor or other third party in accordance with its terms.

     6.5 Existing Liens

          There are no existing Liens, security interest, or mortgages applicable to the Acquisition Assets or the except for the security interest created in favor of Seller by the Security
Agreement.

     6.6 Misstatement of Fact

         No information provided by Purchaser to Seller regarding the Acquisition Assets contains a material misstatement of fact, to state any material fact

          Article 7. Affirmative Covenants of Purchase

    Purchaser covenants and agrees with Seller that for so long as any Loan is outstanding and until all amounts payable by Purchaser hereunder have been fully paid, Purchaser will:

     7.1 No Liens

         Keep the Acquisition Assets free of any Liens or other claims, other than the security interest created by the Security
Agreement, following acquisition of the Acquisition Assets by Purchaser.

     7.2 Seller as Additional Insured

         Seller shall be named as an additional insured on such policy. Maintain a Comprehensive general liability insurance coverage in an. amount not less than twenty million dollars ($20,000,000) with an. insurer reasonably acceptable to Seller under which Seller is named as an additional insured Seller shall have the right to obtain copies of all such insurance policies, and such policies shall provide for written notice to Seller at least thirty (30) days in advance of any cancellation of such policies by the insurer

     7.3 Indemnity

         Purchaser agrees to indemnify, defend and hold Seller and its successors, assigns, directors, officers, employees, agents, attorneys, trustees and servants (each individually, an "Indemnitee" and collectively, "Indemnitee") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgements and any and all costs and. expenses (including reasonable attorneys' fees and disbursements) (such expenses in this Section 7.7 the "Expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitee in any way relating to or arising out of (i) this Purchase Payment Agreement or the Security Agreement or documents executed in connection herewith., or in any way connected with the enforcement of any of the terms hereof or thereof, or the preservation of any rights hereunder or thereunder, (ii) the ownership, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or the Acquisition Assets arid, (iii) the violation by the Purchaser of the Laws of the United States, any state or other Governmental Authority, (iv) any tort of the Purchaser or its agent,,;, or (v) any contract claim against the Purchaser or its agents, except to the extent any of the foregoing is determined to have arisen from the gross negligence or willful misconduct of any Indemnitee or to have been caused solely and directly by the acts, or omissions of Seller after taking control- and possession of all Or any portion of the Acquisition Assets and, to the extent such acts or omissions were not Commercially Reasonable.

          Purchaser agrees that upon written demand by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, judgment or suit, Purchaser shall assume full responsibility for the defense thereof

                  Article 8. Negative Covenants

     8.1  Disposal of Acquisition Assets and, if Applicable

          Purchaser shall not dispose of the Acquisition Assets, or enter into any agreement for the sale of Acquisition Assets, other than in compliance with the provisions of this Agreement, arid in. no event shall Purchaser accept any payments for such Acquisition Assets until fully satisfying obligations to Seller hereunder.

     8.2 Creation of Additional Security Interests

          Purchaser  shall  not  grant  an  additional   security
interest in the Acquisition Assets or, grant a second mortgage, nor allow the Acquisition Assets or to be encumbered without the prior written consent of Seller.

             Article 9. Events of Default; Remedies

     9.1  Events of Default

          Purchaser shall be in defaults of its obligations under this Agreement upon the occurrence and continuation of any of the following events (hereinafter a "Purchaser Event of Default"):

          (a) Purchaser attempts to assign or sell its ownership interest in the Acquisition Assets, without complying fully with the requirements of this Agreement as to any such sale.

          (b) Purchaser files a voluntary petition in bankruptcy, consents to the appointment of' a receiver, admits its inability to pay its debts when due, makes an assignment for the benefit of its creditors, or is the Subject of an involuntary bankruptcy filing which remains unstayed or is not dismissed within forty-five (45) days of filing.

          (c) Purchaser fails to pay when due outstanding principal arid accrued interest under this Agreement following receipt of written notice from Seller, and fails to cure such default within ninety (90) days of receipt of such written notice from Seller.

          (d) Purchaser breaches any covenant or any representation and warranty set out in this Agreement, or any of the foregoing is determined to be untrue or inaccurate.

          (e) Purchaser is in default of any material obligation under this Agreement for which a specific Event of Default is not specified above following receipt of written notice from Seller and the failure by Purchaser to cure such default within thirty
(30) days of such notice.

     9.2  Remedies

         In   the   case  of  an  Event  of  Default,  which   is
continuing, Seller may, by notice to Purchaser:

          (a) Immediately terminate the Loan commitment.

         (b) Accelerate the payment of all outstanding principal and accrued interest due hereunder, and collect interest at the Default Rate until the obligations of Purchaser are paid in full and exercise all remedies tinder applicable law to obtain repayment from Purchaser.

         (c)  Exercise  any mid all of its rights  as  a  secured
party under the Security Agreement or under applicable law or otherwise, provided that should Seller elect to sell the Acquisition Assets to satisfy Purchaser's obligations hereunder, Seller shall also be entitled to fifty percent (50%) of any sale proceeds in excess of' those amounts required to repay Purchaser's obligations to Seller hereunder, including, repayment of all outstanding principal, accrued interest, and reasonable collection and attorney's fees incurred by Seller in the exercise of its rights hereunder, In exercising its, rights, as a secured party, Seller shall have, the right to take possession of the Acquisition Assets, and sell it in a commercially reasonable manner. Any obligations owed by Purchaser to Seller under the Acquisition Assets Sale Agreement shall be paid out of Purchaser's portion of any sale proceeds due Purchaser prior to distribution of any such proceeds to Purchaser.

     9.3 Priority

         In   the  event  of  a,  sale  or  disposition  of   the
Acquisition Assets Following an Event of" Default by Purchaser, the proceeds shall be applied in the following order of priority:

          (a) The costs of collection or enforcement incurred by Seller under this Agreement;

          (b) The repayment of any outstanding principal and accrued interest on the Loan;

          (c)  The  Payment to Seller of fifty percent  (50%)  of
the   remaining   total   disposition  proceeds,   assuming   the
obligations under (a) through (d) have been fully satisfied; and

          (d) The payment to Purchaser (to the extent funds remain after satisfaction of the obligations in. (a) through (d) above) of the remaining proceeds, if any,

              Article 10. Miscellaneous Provisions

     10.1      Waiver

         No failure on the part of Seller to exercise and. no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other of the further exercise thereof or the exercise of.' any other right, power of privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     10.2      Expenses

          Purchaser agrees to pay or reimburse the Seller for paying:

         (a) All reasonable costs and expenses of Seller (including, without limitation, reasonable attorney's fees) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring Or "work out" (whether or not consummated) of the obligations of Purchaser hereunder, and
(ii) the enforcement of this Agreement, the Security Agreement, and any amendments and supplements thereto; and

         (b) All transfer, stamp, documentary or other similar Taxes, assessments, or charges levied by any Governmental Authority or revenue authority in respect of this Agreement, the Security Agreement, or the transfer of the Acquisition Assets to Purchaser and all costs, expenses, Taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by the Security Agreement.

     10.3  Amendments

          Except   as  otherwise  expressly  provided   in   this
Agreement, any provision of ibis Agreement may be modified or supplemented only by an instrument in writing signed by Purchaser and Seller.

     10.4 Successors and Assigns

         This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and there respective successors and permitted assigns.

     10.5 Assignments

         Purchaser may not assign its rights and obligations hereunder without the express written consent of Seller. Any such assignment without Seller's consent shall be void, and have no force and effect.

     10.6Captions

         The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     10.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

         (a) This Purchase Payment Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada.

         (b) Any legal action or proceeding with respect to this Purchase Payment Agreement relating thereto may be brought in the court of the States of Nevada, or of the United States of America in and for the States of Nevada, and the Purchaser hereby accepts for itself and. in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Purchaser hereby irrevocably waives trial by jury, and any objection, including, without limitation, any objection to the laying of venue or based oil the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Purchaser consents to service of process in, any enforcement proceeding under this Purchase Payment Agreement by certified mail sent to the address at which Purchaser receives notices under this Agreement. Notwithstanding, the foregoing, nothing herein shall affect the right of Seller to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against Purchaser in any other jurisdiction.

         The provisions of this Agreement shall be construed and interpreted and all rights and duties hereunder determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of law provisions thereof.

     10.8 Determinations

         All   calculations,  including  the   amount   of   Loan
outstanding and accrued interest required to be paid hereunder shall be made by the Seller and shall be binding upon the Purchaser in the absence of manifest error.

     10.9 Counterparts

         This Agreement may be executed in any Dumber of counterparts, all of which when taken together shall constitute one and the same Agreement, and either Party hereto may execute this Agreement by signing a counterpart. Executed counterparts transmitted by facsimile shall be binding on the Parties as long as executed originals are exchanged within ten (10) business days.

     10.1.0    Notices

         (a) Any notice, request, instruction, correspondence or other document to be given hereunder by either Party to the other (each a "Notice") shall be in writing and. delivered personally or mailed by certified mail, postage prepaid, and return receipt requested or by telegram or by telecopier as follows:

                   TO SELLER

     Worldwide Energy, Inc. 3168 Bel Air Dr. Las Vegas Country
     Club Las Vegas, Nevada 89.109

          Telephone: 702-792-8404

          Facsimile: 702-796-4774

          Attention: Winfield Moon, Sr., and President

                    TO PURCHASER:

     World-Link Capital LLC 3240 Cameron St. Suite A Las Vegas,
     Nevada 891.02 Telephone: 702-365-1815

          Facsimile: '702-365-1762

          Attention: Harold Van Hoose

         (b) Notices given by personal delivery or mail shall be effective upon actual receipt. Notices by telegram or Telecopier shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. AH Notices by telegram or Telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Either Party may change the address to which Notices are to be sent by giving ten (10) days' prior notice utilizing the same Notice procedures set out above.

     10.11      Entire Agreement

         This Agreement, the Security Agreement, the Note(s,) and any other document executed contemporaneously herewith, constitute the entire agreement between the Parties with respect to the transactions contemplated herein and supersede all previous written agreements or discussions between the Parties.

     10.12     Severability

         Every provision of this Agreement is intended to be severable; if any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WORLDWIDE ENERGY, INC.        WORLD-LINK CAPITTAL, LLC

/S/WINFIELD MOON              /S/HAROLD VAN HOOSE